      As filed with the Securities and Exchange Commission on June 23, 1997
                         Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             SUMMIT CARE CORPORATION
               (Exact Name of Issuer as Specified in Its Charter)

             CALIFORNIA                                95-3656297
      (State of Incorporation)          (I.R.S. Employer Identification Number)

                          2600 WEST MAGNOLIA BOULEVARD
                            BURBANK, CALIFORNIA 91505
               (Address of Principal Executive Offices) (Zip Code)

                             SUMMIT CARE CORPORATION
                               401(K) SAVINGS PLAN
                            (Full Title of the Plan)

                               DERWIN L. WILLIAMS
                          Senior Vice President-Finance
                             Summit Care Corporation
                              22613 Old Canal Road
                          Yorba Linda, California 92887
                     (Name and Address of Agent for Service)

                                 (714) 279-1450
          (Telephone Number, including Area Code, of Agent for Service)

                                ---------------

                                 With a copy to:
                             PETER F. ZIEGLER, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                          Los Angeles, California 90071
                                 (213) 229-7000

                                ---------------

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                 Proposed Maximum
Title of Securities   Amount to be Registered(1)  Proposed Maximum Offering      Aggregate Offering      Amount of
to be Registered                                  Price Per Share(2)             Price(2)                Registration Fee(2)
Common Stock,  no
par value                      100,000                       $13.625                   $1,362,500               $412.88
-----------------------------------------------------------------------------------------------------------------------------
Interests in the
Plan                             (3)                           (3)                        (3)                     (3)
-----------------------------------------------------------------------------------------------------------------------------

(1) There is also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the Plan.
(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of Summit Care Corporation as reported on the Nasdaq National Market on June 16, 1997.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for Plan interests.
================================================================================

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is being filed under the Securities Act of 1933, as amended (the "Securities Act") by Summit Care Corporation, a California corporation (the "Registrant"), in relation to the Summit Care Corporation 401(k) Savings Plan (the "Plan"), as effective July 1, 1997, in order to register the shares of common stock, no par value (the "Common Stock"), of the Registrant and the Plan interests issuable pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

       * The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant and the Plan heretofore filed with the Commission are hereby incorporated in this Registration Statement by reference:

         (1) The Registrant's quarterly report on Form 10-Q filed May 14, 1997 for the quarter ended March 31, 1997;

         (2) The Registrant's quarterly report on Form 10-Q filed February 2, 1997 for the quarter ended December 31, 1996;

         (3) The Registrant's quarterly report on Form 10-Q filed November 8, 1996 for the quarter ended September 30, 1996;

         (4) The Registrant's annual report on Form 10-K filed September 6, 1996 for the fiscal year ended June 30, 1996; and

         (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 0-19411), as filed with the

                  Commission on July 17, 1991, and any amendment or report filed with the Commission for the purpose of updating such description of the Common Stock.

                  All reports and other documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the Plan or the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As allowed by the California General Corporation Law, the Registrant's Articles of Incorporation provide that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders of certain loans or guarantees. This provision does not limit or eliminate the rights of the Registrant or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

                  The Registrant's Bylaws permit it to indemnify its directors and officers to the full extent permitted by law. In addition, the Registrant's Articles of Incorporation expressly authorize the use of indemnification agreements, and the Registrant has entered into separate indemnification agreements with each of its directors and its executive officers. These agreements require the Registrant to indemnify its officers and directors to the full extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the agreements require the Registrant to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1 Summit Care Corporation 401(k) Savings Plan, as effective July 1, 1997

                  4.2 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on May 23, 1991)

                  4.3      Amended  and  Restated   Bylaws  of  the  Registrant
                           (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on July 3, 1991)

                  23.1     Consent of Ernst & Young LLP

                  24.1 Powers of Attorney (included on the signature page of this Registration Statement)

                  The Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and undertakes to make all changes required by the IRS in order to qualify the Plan.

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus  required by
                  Section 10(a)(3)  of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, California, on this 20th day of June, 1997.

                             SUMMIT CARE CORPORATION


                             By:  /s/ WILLIAM C. SCOTT
                                  ------------------------------
                                  William C. Scott
                                  Chairman of the Board and
                                  Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM C. SCOTT and DERWIN L. WILLIAMS, or either of them, his or her attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                        TITLE                                  DATE
                     ---------                                        -----                                  ----
               /s/ WILLIAM C. SCOTT                      Chairman of the Board and Chief                 June 20 1997
---------------------------------------------------             Executive Officer
                 William C. Scott                         (Principal Executive Officer)

              /s/ DERWIN L. WILLIAMS                      Senior Vice President-Finance                  June 20 1997
---------------------------------------------------       (Principal Financial Officer)
                Derwin L. Williams

                /s/ JOHN L. FARBER                          Vice President-Controller                    June 20 1997
---------------------------------------------------       (Principal Accounting Officer)
                  John L. Farber

               /s/ DONALD J. AMARAL                                  Director                            June 20 1997
---------------------------------------------------
                 Donald J. Amaral

                /s/ JOHN A. BRENDE                                   Director                            June 20 1997
---------------------------------------------------
                  John A. Brende

               /s/ WILLIAM J. CASEY                                  Director                            June 20 1997
---------------------------------------------------
                 William J. Casey


                /s/ KEITH B. PITTS                                   Director                            June 20 1997
---------------------------------------------------
                  Keith B. Pitts

               /s/ GARY L. MASSIMINO                                 Director                            June 20 1997
---------------------------------------------------
                 Gary L. Massimino


         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 20th day of June, 1997.

                                            THE CHARLES SCHWAB TRUST COMPANY


                                            By:    /s/ ROSE HAUER
                                                  -----------------------
                                            Name:  Rose Hauer
                                            Title: Officer

                                  EXHIBIT INDEX

Exhibit                                                                                      Sequentially
Number          Description                                                                  Numbered Page*
------          -----------                                                                  --------------
4.1             Summit Care Corporation 401(k) Savings Plan, as effective July 1, 1997
4.2             Amended and Restated Articles of Incorporation of the Registrant
                (incorporated by reference to Exhibit 3.1 to the Registrant's
                Form S-1 Registration Statement No. 33-40778, filed with the
                Securities and Exchange Commission on May 23, 1991)
4.3             Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant's Form S-1
                Registration Statement No. 33-40778, filed with the Securities and
                Exchange Commission on July 3, 1991)
23.1            Consent of Ernst & Young LLP
24.1            Powers of Attorney (included on the signature page of this Registration
                Statement).

----------

* This information appears only in the manually signed copy of this Registration Statement filed with the Commission.